Real Estate Contacts, Inc.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of January 4, 2017, is entered into by and among Patriot Bioenergy Corporation, a Kentucky corporation, (the “Seller''), and Real Estate Contacts, Inc. (REAC), a Florida corporation (the “Buyer'').

RECITALS

Seller is engaged in the business of operating a hemp processing and growth operation and selling hemp related products (known as the “Business”.)

Seller desires to sell, and Buyer desires to purchase, the Seller's entire interest in the Business including but not limited to all of the Seller's stock or other form of ownership, and all of the assets of the Business used in connection with the Business and, in connection therewith, Buyer shall assume certain enumerated obligations and liabilities related to such assets, in accordance with the terms and conditions set forth in this agreement.

AGREEMENT

Now therefore, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE ONE

SALE AND PURCHASE OF PATRIOT BIOENERGY CORPORATION

1.1.

Sale and Purchase of Assets. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller shall sell, convey, transfer and assign and deliver to Buyer, and Buyer shall purchase from the Seller, the Assets defined herein as follows:

1.2.

“Assets” shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal, and constituting, or used or useful in connection with, or related to, the Business, including without limitation all of Seller's right, title and interest in and to the following:

a.

All of the Seller's stock or other form of ownership;

b.

All inventory;

c.

All machinery, fixtures, and equipment used in the business;

d.

All real or personal property owned by the business no matter where located;

e.

All leases of real and personal property used in the business or otherwise assigned to the Seller;

f.

All leasehold improvements related to any assigned leases;

g.

All supplies, customer, supplier and distributor lists, display units, telephone and fax numbers, and purchasing records;

h.

Accounts receivables;

i.

All Proprietary Rights, including without limitation rights to the names Patriot Bioenergy Corporation and Southern Hemp Company (and variations thereof);

j.

All goodwill relating to the foregoing;

k.

All customer contracts for services;

l.

All licenses issued to the Seller including but not limited to processing and growing licenses for hemp;

1.3.

Lease of Real Property: Buyer will lease the real property owned by the Seller and used in the Business according to the following terms: Seller will receive six percent (6%) of the net revenues derived from the growing and processing of hemp on the leased property. The lease of the property owned by the Seller will remain in effect as long as the Business is operating and may be terminated at the Buyer's discretion at any time with a thirty day notice.

1.4.

Assumption of Liabilities. Upon the terms and subject to the conditions attached herein, at the Closing Date, Buyer shall assume none of the liabilities for the Business unless specifically agreed to in writing by the Buyer;

1.5.

Purchase Price. In consideration of the transactions contemplated hereby, the Purchaser hereby agrees to pay to the Seller, the Purchase Price, to wit, 50,000 shares of the Buyer's common stock at $4.00 per share. The Purchase Price shall form the full and final consideration to be paid or delivered from the Purchaser to the Seller under this Agreement for the transactions contemplated hereunder and for all subsequent deeds, instruments, contracts or actions that have or may have to be executed, performed or taken by and other person in order to give complete effect and force to this Agreement or any of the obligations contained herein. No further consideration shall be paid and/or be payable by the Purchaser in any manner whatsoever. The Purchase Price is exclusive of all applicable taxes, duties, surcharge, which may be levied in respect of transfer of each asset forming a part of the Purchased Assets. The Parties agree that the cash value of the Purchased Assets, which have been acquired over a time in cash and non-cash transactions, is not readily determinable, but that the Purchase Price is adequate and sufficient consideration for this transaction. The Parties furthermore agree to work together in procuring a Fair Value Opinion sufficient to the requirements of Buyer's auditors.

1.6.

Restrictions on Share Transfers or Sale. The Purchase Price shares of Buyer's common stock shall be issued to Seller in a transaction reliant on the exemption provided by Section 4(a)(1) of the Securities Act of 1933, and shall be restricted shares, within the meaning of SEC Rule 144, that may be offered or sold in the United States only subject to applicable resale provisions of the U.S. Securities Laws. It is the Parties' mutual understanding that some portion of the Purchase Price may be transferred to or exchanged with Seller's shareholders in the form of a dividend-in-kind or share repurchase, in accordance with the resolution of Seller's directors; that some portion may be used to satisfy Seller's obligations to officers, directors and certain shareholders; and that some portion may be retained by Seller for use in future transactions, whether by offer and sale or as collateral, for its own benefit. The Parties agree that it shall be Seller's sole responsibility to ensure any such transactions in Buyer's shares complies with relevant provisions of the U.S. Securities Laws or the requirements of any Government Body. Buyer agrees that consent to the requirements of its transfer agent regarding any requested transfer, as described above, shall not be unreasonably withheld, and that any refusal shall be subject to relevant provisions of Article 8 of the Uniform Commercial Code. Seller agrees that it will take all reasonable steps to ensure that the shares issued as the Purchase Price shall not be offered or sold in any public transaction absent compliance with the U.S. Securities Laws, as applicable, and consents that any certificates issued in connection with the transactions contemplated herein shall bear appropriate restrictive legends .

1.7.

Underwriters' Requirements and Registration Rights. The Parties agree that the Purchase Price shares shall have no registration, pre-emptive or other anti-dilutive rights. The Purchase Price shares will be permitted to participate in any registered public offering conducted by Buyer during the period of twelve (12) months following the date of this Agreement, unless refusal thereof is made a condition to the involvement of an underwriter for such offering.

ARTICLE TWO

2. CLOSING

2.1.

Closing Date. The closing of the transactions provided for herein shall take place at the offices of JSM Lawgroup, PC at 4:00 pm on January 4, 2017 or at such other place, time or date as the parties may mutually agree. The date on which the Closing occurs is referred to herein as the “Closing Date” or the “Closing”.

2.2.

Transfer of Possession. On the Closing Date, Seller will put Buyer into full possession of the Assets.

2.3.

Instruments of Transfer and Assumptions. At closing, Seller will execute and deliver to Buyer all documents necessary to transfer ownership of any real or personal property.

ARTICLE THREE

3. REPRESENTATIONS AND WARRANTIES OF SELLER

3.1.

Organization and Standing. Seller is a Kentucky corporation. Seller through its authorized representative has all necessary power and authority to carry on the Business as it is now being conducted, to own or use the properties and assets it purports to own or use, and to execute and deliver this Agreement and other instruments referred to herein and to perform its obligation thereunder.

3.2.

Power and Authority. Seller has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the other instruments referred to herein, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Each of the documents and other such instruments have been duly authorized, executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with the terms.

3.3.

Consents Required. The execution, delivery and performance of this Agreement or the other instruments referred to herein by Seller and the consummation of the transaction contemplated hereby or thereby do not require the Seller to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority for any reason.

3.4.

Title to Assets. Seller has and will transfer, and upon the consummation of the transactions contemplated hereby Buyer will acquire good and marketable title to or other right to use all of the assets, in each case free and clear of all liens or encumbrances of any kind, other than encumbrances for taxes or other statutory or governmental charges not yet due. The Assets include, without limitation, all assets necessary for the conduct of business as currently operated.

3.5.

Contracts and Other Agreements. Seller has delivered or will deliver to Buyer all of the contracts and other agreements hereinafter referred to which Seller is a party to or to which its assets or properties are bound or subject or which impact the Business.

3.6.

Employees and Contractors. All of the Seller's employees have been offered or will be offered employment by the Buyer.

3.7.

Condition of Tangible Assets and Inventories. All items of machinery, equipment, and other tangible assets of Seller are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

ARTICLE FOUR

1. REPRESENTATION AND WARRANTIES OF BUYER

4.

Buyer represents and warrants to Seller as follows:

4.1.

Organization and Standing. Buyer is a Florida corporation. Buyer through its authorized representative has all necessary power and authority to carry on the Business as it is now being conducted, to own or use the properties and assets it purports to own or use, and to execute and deliver this Agreement and other instruments referred to herein and to perform its obligation thereunder.

4.2.

Power and Authority. Buyer has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and the other instruments referred to herein, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Each of the documents and other such instruments have been duly authorized, executed and delivered by the Buyer and constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with the terms.

ARTICLE FIVE

5. COVENANTS AND AGREEMENTS OF SELLER

5.1.

Conduct of Business. Transfer of ownership will take place at closing and Seller will not be responsible for the conducting of business thereafter.

5.2.

Examinations and Investigations. Prior to the Closing Date, Seller will afford Buyer and his representatives full and free access to the Seller's personnel, properties, contracts, books and records and other documents or data and will furnish Buyer and his representatives with copies of all contracts, books, records and other existing documents and data as Buyer may reasonably request, and will furnish Buyer and his representatives with such additional financial, operating and other data and information as Buyer may reasonable request in order to verify that the representation and warranties of Seller contained herein remain complete and correct that there has occurred no material adverse change.

5.3.

Expenses. Seller shall bear all expenses incurred on behalf of the Seller in connection with the preparation, performance and execution of this Agreement.

5.4.

Taxes. Seller shall pay any and all Federal, state and local taxes imposed or assessed upon any of the Business or any of its assets or with respect to any receipts, income, sales transactions or other business activities of any of the Business with respect to the period through the closing date and any period ended before that time.  Seller shall pay all sales, use and transfer taxes applicable to any transaction contemplated by this agreement.

5.5.

Further Assurances. Seller shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof.

5.6.

Legal Services. Seller acknowledges that Stephen Mills has drafted these documents based upon statements and documents provided to Seller and he has made no further or separate investigation or verification of the statements herein. Stephen Mills makes no warranties or promises except as contained herein. By completing this agreement, Seller acknowledges that Seller has completed any and all due diligence and is satisfied with his knowledge to complete this agreement. Seller acknowledges that Seller has had the opportunity to obtain legal counsel in relation to this agreement and is not relying on Stephen Mills to act as his attorney and further acknowledges that Stephen Mills is not acting as the attorney for the Seller.

ARTICLE SIX

6. COVENANTS AND AGREEMENTS OF BUYER

6.1.

Examinations and Investigations. Seller has afforded Buyer and his representatives full and free access to the Seller's personnel, properties, contracts , books and records and other documents or data and has furnished Buyer and his representatives with copies of all contracts, books, records and other existing documents and data as Buyer requested, and has furnished Buyer and his representatives with such additional financial, operating and other data and information as Buyer requested in order to verify that the representation and warranties of Seller contained herein remain complete and correct that there has occurred no material adverse change.

6.2.

Expenses. Buyer shall bear all expenses incurred on behalf of the Buyer in connection with the preparation, performance and execution of this

Agreement.

6.3.

Further Assurances.  Buyer shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof.

6.4.

Legal Services. Buyer acknowledges that Stephen Mills has drafted these documents based upon statements and documents provided to him and he has made no further or separate investigation or verification of the statements herein. Stephen Mills makes no warranties or promises except as contained herein. By completing this agreement, Buyer acknowledges that he has completed any and all due diligence including but not limited to a review of any relevant public records and the documents and information requested by Buyer and is satisfied with his knowledge to complete this agreement.

ARTICLE SEVEN

7. MISCELLANEOUS

7.1.

Survival. All statements contained in this Agreement or any certificate, schedule or exhibit, instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed to be representations and warranties by the parties thereunder and shall survive the execution and delivery of this agreement and the closing date.

7.2.

 Risk of Loss. All risk of loss or damage to the Property included in this agreement shall be borne by the Seller until the Closing and shall thereafter be borne by the Buyer.

7.3.

 Waivers and Amendments, Non Contractual Remedies, Preservation of Remedies. This agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by both parties, or in the case of a waiver, by the party waiving compliance. The failure of any party to insist upon performance of the terms or condition of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this agreement(or in any other agreement between the parties) as to which there is no inaccuracy or breach.

7.4.

Expenses: Attorney Fees. All costs and expenses incurred in

connection with this agreement and the transaction contemplated herein shall be paid by the party incurring such expense. Notwithstanding the foregoing, should any litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation in a separate action brought for such purpose.

7.5.

Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other party hereto. Any non-permitted assignment or attempted assignment shall be void.

7.6.

Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by .less than all, but together signed by all of the parties hereto.

7.7.

Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

7.8.

Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.9.

Governing Law. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Tennessee applicable to agreements made and to be performed entirely within such State.

7.10.

Modification. Any modification to this Agreement shall be effected through a written instrument duly executed by both the parties.

7.11.

No Third Party Beneficiaries. Except as expressly provided by this Agreement, nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the Parties hereto and/or their Affiliates and their respective permitted successors or assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities other than those expressed herein or (b) constitute the parties hereto as partners or as participants in a joint venture. Except as expressly provided by this Agreement, this Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right beyond those existing without reference to the terms of this Agreement.

7.12.

Specific Enforcement. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.13.

Further Assurances. The Parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to transfer and convey the Purchased Assets to the Buyer, or effect or confirm the assumption of the Assumed Liabilities by the Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby.

7.14.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by express carrier, fee prepaid, (iii) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to Seller:

If to Buyer:

Roger Ford Patriot Bioenergy Company 237 2nd Street,#5 Pikeville, KY 41501	Robert DeAngelis Real Estate Contacts, Inc. 8955 U.S. Highway 301 N. #192 Parrish, Fl. 34219

IN WITNESS WHEREOF, Buyer and Sellers have duly executed and delivered this Agreement as of the date first above written.

AGREED TO AND ACCEPTED:

SELLER:

Signature:

/s/Roger D. Ford

Name:

Roger D. Ford

Title:

CEO

Address:

237 2nd Street, Suite 5, Pikeville, KY 41501

Date:

1/4/2017

BUYER:

Signature:

/s/Robert DeAngelis

Name:

ROBERT DEANGELIS

Title:

CEO of Real Estate Contacts. Inc.

Address:

8955 U.S. Highway 301 N., #192, Parrish, Fl. 34219

Date:

1/4/2017

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